UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K
   ____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2005 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2005, WebEx Communications, Inc. (“WebEx”) announced that it had entered into an Agreement and Plan of Merger (“Merger Agreement”) by an among Intranets.com, a privately-held corporation organized under the laws of Delaware (“Intranets”), WebEx and Atlantic Acquisition Corporation (“Merger Sub”) pursuant to which Intranets will merge with Merger Sub and, upon closing of the merger transaction (“Merger Transaction”), become a wholly-owned subsidiary of WebEx.

The Merger Agreement provides that WebEx will pay up to forty-five million dollars ($45,000,000) in cash, less certain working capital adjustments and less possible Merger Transaction expense-related deductions. The consideration will be paid to certain stockholders, senior management, other employees and certain service providers of Intranets, and a portion of the consideration will be paid to certain Intranets senior managers who become employees of WebEx and remain employees through the one-year anniversary of the closing of the Merger Transaction.

Approximately eight percent (8%) of the Merger Consideration will be held back at the closing for up to two years in an escrow fund (“Escrow Fund”) to cover any breaches by Intranets of Merger Agreement representations and warranties, failure by Intranets to perform any covenant contained in the Merger Agreement, or the arising of payment obligations related to the exercise by Intranets stockholders of statutory dissenting stockholder appraisal rights.

The Merger Agreement contains customary representations and warranties, pre-closing covenants, and closing conditions including approval of the Merger Transaction by Intranets’ stockholders. The Merger Agreement provides that the Merger Transaction may be terminated if not closed by September 9, 2005, and in certain other circumstances.

Concurrently with the execution of the Merger Agreement, WebEx and Intranets entered into a reseller agreement (“Reseller Agreement”) whereby Intranets is authorized, on a limited basis, to buy and resell certain WebEx services. The termination date of the Reseller Agreement is the earlier of the closing date of the Merger Transaction or September 15, 2005.

On August 1, 2005, WebEx issued a press release announcing the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 1, 2005, announcing the execution of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: August 1, 2005	By:	/s/ Subrah S. Iyar
Subrah S. Iyar
Title: Chief Executive Officer

                                EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 1, 2005, announcing the execution of the Merger Agreement.